EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Drills 71.6 Metres of 1.22 Grams of Gold per Tonne at Lookout Mountain

Oxide Gold Mineralization Continues to Demonstrate Excellent Metallurgy

Coeur d’Alene, Idaho – February 8, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to report continued favorable assay and gold recovery results from drilling at its Lookout Mountain Gold Project along the Battle Mountain – Eureka Trend of central Nevada.  Results included several ore-grade intercepts with excellent recoveries of oxide gold mineralization, including Hole BHSE-062 which returned 1.22 grams per tonne (g/t) (0.036 ounces per ton (opt)) over 71.6 metres (235 feet) with 92.0-percent recovery.

Paul Dircksen, Timberline’s Executive Chairman and Vice-President of Exploration stated, “Our 2010 acquisition of Staccato Gold was driven by our belief that Lookout Mountain hosts significant oxide gold mineralization amenable to low-cost, heap-leach recovery and has the potential for near-term open pit production with relatively modest capital expenditures.  As we methodically execute our exploration plan, drilling and metallurgical results have consistently met or exceeded our expectations.”

Significant drill results and gold recoveries include:

Hole ID	From Feet (ft) Metres (m)	To Feet (ft) Metres (m)	Length Feet (ft) Metres (m)	Gold Grade*	Gold Recovery	Comments
BHSE-056	15 ft 4.6 m	65 ft 19.8 m	50 ft 15.2 m	0.015 opt 0.51 g/t	94.5%	Oxide
BHSE-059	90 ft 27.4 m	145 ft 44.2 m	55 ft 16.8 m	0.029 opt 1.00 g/t	89.5%	Oxide
BHSE-060	130 ft 39.6 m	175 ft 53.3 m	45 ft 13.7 m	0.018 opt 0.62 g/t	89.8%	Oxide
BHSE-060	465 ft 141.7 m	535 ft 163.1 m	70 ft 21.4 m	0.054 opt 1.86 g/t	Sulfide
BHSE-062	515 ft 157.0 m	750 ft 228.6 m	235 ft 71.6 m	0.036 opt 1.22 g/t	92.0%	Oxide
BHSE-064	130 ft 39.6 m	155 ft 47.2 m	25 ft 7.6 m	0.077 opt 2.63 g/t	Sulfide
BHSE-065	250 ft 76.2 m	355 ft 108.2 m	105 ft 32.0 m	0.035 opt 1.19 g/t	82.3%	Oxide
BHSE-066	290 ft 88.4 m	320 ft 97.5 m	30 ft 9.1 m	0.135 opt 4.64 g/t	95.3%	Oxide
BHSE-067	0 ft 0 m	190 ft 57.9 m	190 ft 57.9 m	0.022 opt 0.74 g/t	91.6%	Oxide

* Troy ounces per ton (opt) and grams per tonne (g/t)

Mr. Dircksen continued, “Upon receipt of the remaining drill results, Mine Development Associates (MDA) of Reno will complete our NI 43-101 resource estimate, which we expect by early March.  We will then commence our Preliminary Economic Assessment (PEA) for Lookout Mountain as we advance the project toward a production decision.  Coupled with anticipated gold production at Butte Highlands by early Q1 2012, we believe we are exceptionally well-positioned for the ongoing and relentless bull market in gold.  We are very excited about our future at Timberline.”

Holes numbered BHSE-062 and BHSE-065 were drilled north of historic hole number EBR-9-94 which intersected 90.1 metres (295 feet) grading 0.79 g/t (0.023 opt) gold.  These holes tested the western margin of the Lookout Mountain area, intersected significant intervals of gold mineralization, demonstrated favorable metallurgy, and may potentially expand the reported resource.  Assays are pending for holes BHSE-068 and BHSE-070, both drilled to the south of hole number EBR-9-94.

Holes numbered BHSE-064 and BHSE-066 were drilled along the eastern margin of known gold mineralization to help define its eastern extent.  The holes returned somewhat narrower intercepts with higher gold grades and appear to indicate a near vertical structural control to the eastern boundary of mineralization.

Lookout Mountain is the most advanced project within Timberline’s 23 square-mile South Eureka land package, located just a few miles from Barrick Gold Corporation’s two-million ounce Archimedes / Ruby Hill mine.  Lookout Mountain hosts significant oxide gold mineralization amenable to low-cost, heap-leach recovery, along with a smaller, high-grade, sulfide resource.  In September 2010, Timberline embarked on a $2.5-million South Eureka work program, primarily designed to complete a NI 43-101 compliant resource estimate at Lookout Mountain.  The program has included 7,500 feet of core drilling, 30,000 feet of reverse circulation drilling, extensive metallurgical testing, and detailed geological mapping to better understand mineralization controls and outline additional drill targets.

Paul Dircksen is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline is a U.S.-based exploration/development company with a focus on advanced-stage precious metals properties.  The Company’s management team has a solid track record of achievement in building successful companies and discovering, exploring, and developing economic mineral deposits.  Currently, Timberline is executing an aggressive exploration program at its South Eureka Property, a large drill-tested and highly prospective property in Nevada’s Battle Mountain – Eureka gold trend.  In addition, Timberline has two other business units.  The Company has a 50% carried-to-production interest at the Butte Highlands Joint Venture which is currently in development and targeted to begin gold production in early 2012, where the Company has also undertaken additional surface drilling to test the extent of the mineralized zone.  Timberline also has a wholly-owned subsidiary, Timberline Drilling, which provides cash flow to the Company from its underground and surface drilling operations at operating mines and advanced development and exploration projects.

Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

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Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s continued drill program at Butte Highlands, the timing of assay results from such drilling program being released, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, Executive Chairman

Randy Hardy, CEO
Phone: 208.664.4859

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